FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2005

Date of Report (Date of earliest event reported)

Greens Worldwide Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

000-25025

86-0718104

(Commission File

        (I.R.S. Employer

Number)

      Identification No.)

346 Woodland Church Road, Hertford, NC  27944

(Address of principal executive offices)

Registrant's telephone number, including area code 252-264-2064

2111 E. Highland Avenue, Suite 210, Phoenix, AZ  85016

( Former Address of  Registrant)

Item 1.01  Entry into a Material Definitive Agreement

On June 10, 2005, the Company entered into an Agreement for the Exchange of Common Stock (“the Agreement”) with US Pro Golf Tour, Inc. (“USPGT”) and its shareholders.   Per the terms of the Agreement, the Company will issue ten million shares of common stock to the shareholders of USPGT, eight million shares of which will be delivered immediately and the remaining two million shares will be delivered upon the achievement of certain revenue and income projections as more fully described in the Agreement attached as Exhibit 10.1. On July 11, 2005, in connection with the closing of this transaction, VCA Nevada released the Company from an obligation of $2.6 million owing to VCA Nevada for consideration paid by the Company of $100,000 cash, one million restricted shares of common stock of the Company, and a $250,000 note from the shareholders of USPGT.

On July 8, 2005, the Company entered into definitive agreements with Southridge Capital LP relating to equity and debt financing in the amount of $5.165 million, with the Company receiving $165,000 cash in the form of a convertible note and a $5 million equity funding commitment for a period of three years. The equity funding commitment may not be utilized by the Company until a registration statement is filed by the Company and declared effective by the Securities and Exchange Commission.

Item 2.01  Completion of Acquisition or Disposition of Assets

On June 10, 2005 the Company entered into the Agreement attached as Exhibit 10.1.  The Company will issue ten million shares of common stock to the shareholders of USPGT and acquire all outstanding shares of USPGT, with the result that USPGT became a wholly owned subsidiary of the Company. The transaction closed on July 11, 2005.

Item 5.01  Changes in Control of Registrant and Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 10, 2005 the Company entered in the Agreement attached as Exhibit 10.1.  Under the terms of the Agreement, ten million shares of common stock were issued to the shareholders of USPGT (Roy Thomas Kidd & Nancy A. Kidd, Robert Marshburn, Vera L. Harrell, Brett Hanson, Kenneth A. Steiner and ASGA Tour, Inc.).  Two million of the ten million shares will be delivered upon the achievement of certain revenue and income projections as more fully described in the Agreement.  The initial eight million shares will give the shareholders of USPGT an 82.2% ownership interest in the Company, resulting in a change of control of the Registrant. Concurrent with the closing of the Agreement, the current Directors and Officers of the Company resigned; and the USPGT shareholders elected the following individuals to serve as new Directors until the next Annual Meeting: R. Thomas Kidd, Vera L. Harrell, and Robert Marshburn. At a special meeting of the Board of Directors, the following individuals were elected to serve as Officers of the Company until the next annual meeting: R. Thomas Kidd, President, Chief Executive Officer and Vera L. Harrell as Secretary.

Item 9.01  Financial Statements and Exhibits

The financial statements of USPGT and pro forma financial information will be filed within 71 calendar days.

EXHIBITS

Exhibit Number	Description
10.1	Agreement for the Exchange of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greens Worldwide Incorporated

Date:  July 11, 2005

R. Thomas Kidd

President & CEO